Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of United States Steel Corporation of our report dated February 15, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

On Form S-3:

File No.	333-157546	United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan

	333-165054	United States Steel Corporation Senior Debt Securities,
Subordinated Debt Securities, Common Stock,
Preferred Stock, Depositary Shares, Warrants, Stock
Purchase Contracts and Stock Purchase Units

On Form S-8:

File No.	333-76394	United States Steel Corporation 2002 Stock Plan

	333-125221	United States Steel Corporation 2005 Stock Incentive Plan

	333-166787	United States Steel Corporation 2005 Stock Incentive Plan

	333-151438	U. S. Steel Tubular Services Savings Plan

	333-151440	United States Steel Corporation Savings Fund Plan for Salaried Employees

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

February 15, 2013